UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 12, 2013

SYNERGETICS USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10382	20-5715943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3845 Corporate Centre Drive
O’Fallon, Missouri	63368
(Address of principal executive offices)	(Zip Code)

(636) 939-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01.	Regulation FD Disclosure.

On December 12, 2013, the presentation attached hereto as Exhibit 99.1 and incorporated herein by reference was delivered to stockholders of Synergetics USA, Inc. (the “Company”) following the Company’s 2013 Annual Meeting of Stockholders.

Use of Non-GAAP Financial Measures

The presentation attached hereto as Exhibit 99.1 and incorporated herein by reference includes certain financial information prepared in conformity with generally accepted accounting principles (“GAAP”) as well as non-GAAP financial information.  The Company measures its performance primarily through its operating profit.  In addition, management uses certain non-GAAP measures, such as adjusted income from continuing operations, adjusted EBITDA and adjusted EBITDA from continuing operations, to measure the Company’s operating performance.  Definitions of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included below.

These non-GAAP measures are considered by the Company’s Board of Directors and management as a basis for measuring and evaluating the Company’s overall operating performance. They are presented to enhance an understanding of the Company’s operating results and are not intended to represent cash flow or results of operations. The use of these non-GAAP measures provides an indication of the Company’s ability to service debt and measure operating performance. Management believes these non-GAAP measures are useful in evaluating the Company’s operating performance compared to other companies in its industry, and are beneficial to investors, potential investors and other key stakeholders, including creditors, who use this measure in their evaluation of performance.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

Reconciliations of Non-GAAP Financial Measures

Fiscal Year Ends July 31
(in thousands, except share and per share data)	FY 2009	FY 2010	FY 2011	FY 2012	FY 2013
Adjusted Income from Continuing Operations
GAAP Income from Continuing Operations	$1,595	$5,767	$5,669	$5,968	$2,559
One-Time Events(1)	--	(2,055)	--	259	1,452
Adjusted Income from Continuing Operations	$1,595	$3,712	$5,669	$6,227	$4,011
Adjusted EBITDA(2)
GAAP Income from Continuing Operations	$1,595	$5,767	$5,669	$5,968	$2,559
Interest	763	491	202	43	9
Income Taxes	775	3,109	2,467	2,499	1,130
Depreciation	1,052	1,002	972	1,093	1,123
Amortization	908	879	653	600	680
One-Time Events	--	3,215	(99)	367	2,092
Adjusted EBITDA from Continuing Operations	$5,093	$8,033	$10,062	$10,570	$7,593

(1)
Income from continuing operations (exclusive of one-time events) excludes the following: (i) 2010 excludes net income of $817,000 pre-tax, $522,000 after-tax, from Stryker Corporation and $2,398,000 pre-tax, $1,533,000 after-tax, from the Company’s settlement with Alcon, Inc.; (ii) 2012 excludes impact of inventory write-down ($367,000 pre-tax, $259,000 after tax); and (iii) 2013 excludes impact of inventory write-down ($2,092,000 pre-tax, $1,452,000 after tax).

(2)	The Company defines EBITDA as income from continuing operations (exclusive of one-time events) before interest expense, income taxes, depreciation and amortization.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Exhibit
99.1	Presentation delivered at the Synergetics USA, Inc. Annual Meeting of Stockholders on December 12, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2013

SYNERGETICS USA, INC. (Registrant)

	By:	/s/ Pamela G. Boone
	Name:	Pamela G. Boone
	Title:	EVP and Chief Financial Officer

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